CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2019 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

WARRENVILLE, Ill. - March 11, 2020 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the fourth quarter (“Q4 2019”) and full year ended December 31, 2019.
“2019 was a challenging year for our Company, driven primarily by ongoing delays in closing new Air Pollution Control (“APC”) business awards with such delays continuing into the first quarter of 2020,” said Vincent J. Arnone, Chairman, President and CEO of Fuel Tech. “These delays have been frustrating; however, we are fortunate that the operating leverage that we created via our domestic and international restructuring efforts over these past several years has served to mitigate their impact.
“Our APC business is tracking an active global sales pipeline of approximately $75 million to $100 million in potential project work, largely in the U.S. and Europe. We remain confident in the long-term APC opportunity and we expect contract awards to come our way before the end of the 2020 second quarter or shortly thereafter.”
Mr. Arnone continued, “The suspension of our underperforming China operation (“Beijing Fuel Tech”) is nearly complete and, as expected, the associated losses were minimal in Q4 2019. The wind down of these operations has resulted in the removal of approximately $2.0 million in annual operating losses, the full benefit of which we are realizing in 2020. Cash collections in China are ongoing and we ended the year with $1.4 million of cash in China. We commenced the repatriation application process and received funds in the first quarter of 2020.”

DGI™ Dissolved Gas Infusion
The Company expects to commence an on-site demonstration of its water technology at a pulp and paper facility in the Midwest early in the second quarter of 2020. Fuel Tech continues to advance conversations with several other potential customers across a variety of industries, which has been accelerated in large part by the Company’s investment in the use of subject matter experts on a consulting basis to aid in the identification and diagnosis of specific problems that its DGI system can address.
During the first quarter of 2020, the Company filed a provisional patent application to protect certain enhancements to the DGI™ technology that improve its performance as management looks to use DGI to displace competing technologies directly or provide cost-effective augmentation to a range of environmental treatment processes with an eye toward greener solutions.
Q4 2019 Consolidated Results Overview
Consolidated revenues declined to $4.9 million from $15.8 million in Q4 2018, primarily reflecting significantly lower revenues at APC. Results for Q4 2019 and Q4 2018 included revenues from Beijing Fuel Tech of approximately $0 and $0.6 million, respectively.
Cost of sales for Q4 2019 included a $2.0 million charge associated with the accounting treatment of an insurance receivable related to a previously disclosed equipment warranty liability with a U.S. customer. Fuel Tech has submitted a reimbursement request to its insurer for the $2.0 million expended in remediation, and such amount is within the coverage limits of its insurance policy. Fuel Tech and the insurance company continue to work amicably to resolve this matter and, upon settlement with its insurer, all amounts received will be applied to reverse the charge.
Reflecting the inclusion of the insurance receivable, gross margin for Q4 2019 was less than 1% of revenues compared to 37.3% of revenues in Q4 2018. Excluding the impact of the insurance receivable, gross margin in Q4 2019 was 41.1% of revenues, reflecting the mix between APC and FUEL CHEM revenues recognized during the quarter.
SG&A expenses declined by 6.7% to $4.5 million from $4.8 million in Q4 2018.
Net loss from continuing operations, which included the insurance receivable, was $(4.3) million, or $(0.18) per share, compared to net income from continuing operations of $0.9 million, or $0.04 per diluted share, in Q4 2018. Excluding the impact of the insurance receivable, net loss from continuing operations in Q4 2019 was $(2.3) million, or $(0.10) per diluted share. Net loss from continuing operations in Q4 2019 also included losses at Beijing Fuel Tech of $(0.2) million.
Capital projects backlog at December 31, 2019 was $9.7 million, $8.6 million of which was domestic.

APC segment revenues declined to $1.7 million from $10.5 million in Q4 2018, primarily the result of a lower capital projects backlog and a delay in new contract awards. APC gross margin, including the $2.0 million insurance receivable, was $(1.5) million as compared to $3.2 million, or 30.4%, in Q4 2018. Excluding the insurance receivable, APC gross margin in Q4 2018 was $0.5 million, or 28.1%. APC results for Q4 2019 also included $0 revenues from Beijing Fuel Tech and an operating loss of $(0.2) million. In Q4 2018, revenues from Beijing Fuel Tech were $0.6 million and the operating loss was $(0.4) million.
FUEL CHEM segment revenues were $3.2 million compared to $5.3 million in Q4 2018. This segment’s performance was impacted by unplanned customer unit outages, warmer than usual weather and the continued trend towards the reduction in electricity demand from coal-fired combustion units driven by the availability of low-cost natural gas units in many regions of the country. Segment gross margin was 47.8% in Q4 2019 and 51.1% in Q4 2018.
Adjusted EBITDA loss was $(3.9) million compared to Adjusted EBITDA of $1.2 million in Q4 2018.
Twelve Month Overview
Consolidated revenues for 2019 were $30.5 million as compared to $56.5 million last year, due primarily to the reasons cited above.
Cost of sales for 2019 also included the $2.0 million of unreimbursed customer remediation costs.
Reflecting the inclusion of the unreimbursed customer remediation costs, gross margin for 2019 was 35.5% as compared to 35.5% of revenues for 2018. Excluding the unreimbursed customer remediation costs, gross margin for 2019 was 42.1%.
SG&A expenses for 2019 declined 7.4% to $17.2 million from $18.6 million in 2018. On a total dollar basis, SG&A for 2019 decreased by $1.4 million. SG&A attributable to the Company’s China operations was $1.7 million in 2019 as compared to $2.2 million in 2018.
Net loss from continuing operations, including the unreimbursed customer remediation costs, was $(7.9) million, or $(0.32) per share, compared to net income from continuing operations of $0.1 million, or $0.00 per share, in 2018. Excluding the impact of the unreimbursed customer remediation costs, net loss from continuing operations was $(5.9) million, or $(0.24) per share.
Results for the 2019 and 2018 included revenues from Beijing Fuel Tech of $0.3 million and $3.0 million, respectively, and operating losses of $1.8 million and $1.9 million, respectively.
Adjusted EBITDA loss was $(6.2) million compared to Adjusted EBITDA of $1.5 million last year.

Financial Condition and Liquidity Preservation
At December 31, 2019, total cash was $13.5 million including restricted cash of $2.6 million, down from restricted cash of $6.0 million at December 31, 2018 reflecting the Company’s new credit agreement and reductions in outstanding letters of credit with existing customers. Stockholders’ equity was $26.2 million, or $1.08 per share, and the Company had zero debt.
“Although our liquidity remains strong overall, we are mindful of the current state of our APC business and the inherent uncertainties regarding the timing of contract awards,” said Mr. Arnone. “To that end, Fuel Tech’s senior leadership and Board of Directors are working collaboratively to align the Company’s cost structure with current market conditions and ensure financial stability. Our Board of Directors has accepted the Leadership Team’s offer to voluntarily reduce the base salary of all Officers of the Company by 10% effective March 1, 2020.  Moreover, each non-employee member of the Board of Directors reduced his or her base Director Fee by 10% effective March 1, 2020. These reductions will be in effect until it becomes apparent that the Company’s financial condition has improved and is sustainable.”
Conference Call
Management will host a conference call on Thursday, March 12 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic)

•	(201) 493-6749 (International)

The conference call will also be available via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech
Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$10,914	$12,039
Restricted cash	2,080	6,020
Accounts receivable, net	6,473	18,399
Inventories, net	264	957
Prepaid expenses and other current assets	1,879	3,184
Income taxes receivable	—	118
Total current assets	21,610	40,717
Property and equipment, net	5,662	5,976
Goodwill	2,116	2,116
Other intangible assets, net	906	1,164
Restricted cash	507	—
Right-of-use operating lease assets	980	—
Assets held for sale	—	485
Other assets	443	1,261
Total assets	$32,224	$51,719
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,117	$9,499
Accrued liabilities:
Operating lease liabilities - current	300	—
Employee compensation	519	1,563
Income taxes payable	—	—
Other accrued liabilities	1,976	6,099
Total current liabilities	4,912	17,161
Operating lease liabilities - non-current	680	—
Deferred income taxes	171	171
Other liabilities	286	335
Total liabilities	6,049	17,667
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 25,053,480 and 24,825,891 shares issued, and 24,592,578 and 24,170,585 outstanding in 2019 and 2018, respectively	254	248
Additional paid-in capital	139,560	138,992
Accumulated deficit	(110,325)	(102,495)
Accumulated other comprehensive loss	(1,778)	(1,285)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,612)	(1,484)
Total stockholders’ equity	26,175	34,052
Total liabilities and stockholders’ equity	$32,224	$51,719

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues	$4,912	$15,827	$30,467	$56,535
Costs and expenses:
Cost of sales	4,883	9,926	19,637	36,471
Selling, general and administrative	4,456	4,775	17,191	18,564
Restructuring charge	—	—	625	—
Research and development	304	259	1,127	1,073
Intangible assets abandonment	—	—	127	317
	9,643	14,960	38,707	56,425
Operating income (loss) from continuing operations	(4,731)	867	(8,240)	110
Interest income	19	3	41	6
Foreign exchange gain	370	—	370	—
Other expense	(7)	61	(8)	2
Income (loss) from continuing operations before income taxes	(4,349)	931	(7,837)	118
Income tax expense	9	(31)	(14)	(33)
Net income (loss) from continuing operations	(4,340)	900	(7,851)	85
Income (loss) from discontinued operations (net of income tax benefit of $0 in 2019 and 2018)	—	(4)	(1)	(113)
Net income (loss)	$(4,340)	$896	$(7,852)	$(28)
Net income (loss) per common share:
Basic
Continuing operations	$(0.18)	$0.04	$(0.32)	$—
Discontinued operations	$—	$—	$—	$—
Basic net income (loss) per common share	$(0.18)	$0.04	$(0.32)	$—
Diluted
Continuing operations	$(0.18)	$0.04	$(0.32)	$—
Discontinued operations	$—	$—	$—	$—
Diluted net loss per common share	$(0.18)	$0.04	$(0.32)	$—
Weighted-average number of common shares outstanding:
Basic	24,257,000	24,171,000	24,202,000	24,164,000
Diluted	24,257,000	24,784,000	24,202,000	24,164,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)

	For the years ended December 31,
	2019	2018	2017
Net loss	$(7,852)	$(28)	$(10,449)
Other comprehensive income (loss):
Foreign currency translation adjustments	(493)	(513)	802
Unrealized losses from marketable securities, net of tax	—	(4)	(2)
Total other comprehensive income (loss)	(493)	(517)	800
Comprehensive loss	$(8,345)	$(545)	$(9,649)

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2019	2018	2017
Operating Activities
Net loss	$(7,852)	$(28)	$(10,449)
Loss from discontinued operations	1	113	3,914
Net income (loss) from continuing operations	(7,851)	85	(6,535)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	810	654	1,312
Amortization	186	193	215
Loss (gain) on disposal of equipment	(3)	142	304
Provision for doubtful accounts, net of recoveries	421	(64)	—
Deferred income taxes	—	2	(534)
Excess and obsolete inventory reserve	(131)	78	228
Intangible assets abandonment	127	317	2,965
Stock-based compensation, net of forfeitures	574	233	1,389
Foreign currency gain	370	—	—
Changes in operating assets and liabilities:
Accounts receivable	11,415	848	113
Inventories	818	(108)	(134)
Prepaid expenses, other current assets and other non-current assets	2,239	251	(1,084)
Accounts payable	(7,331)	521	2,500
Accrued liabilities and other non-current liabilities	(5,010)	1,897	(2,439)
Net cash provided by (used in) operating activities - continuing operations	(3,366)	5,049	(1,700)
Net cash used in operating activities - discontinued operations	(21)	(122)	(1,868)
Net cash provided by (used in) operating activities	(3,387)	4,927	(3,568)
Investing Activities
Purchases of equipment and patents	(550)	(570)	(492)
Proceeds from the sale of equipment	—	1	2
Net cash used in investing activities - continuing operations	(550)	(569)	(490)
Net cash provided by investing activities - discontinued operations	505	—	—
Net cash provided by (used in) investing activities	(45)	(569)	(490)
Financing Activities
Taxes paid on behalf of equity award participants	(128)	(12)	(258)
Net cash used in financing activities	(128)	(12)	(258)
Effect of exchange rate fluctuations on cash	(998)	(673)	856
Net decrease in cash, cash equivalents and restricted cash	(4,558)	3,673	(3,460)
Cash, cash equivalents, and restricted cash at beginning of period	18,059	14,386	17,846
Cash, cash equivalents and restricted cash at end of period	$13,501	$18,059	$14,386

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(in thousands)

Three months ended December 31, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$1,674	$3,238	$—	$4,912
Cost of sales	(3,194)	(1,689)	—	(4,883)
Gross margin	(1,520)	1,549	—	29
Selling, general and administrative	—	—	(4,456)	(4,456)
Research and development	—	—	(304)	(304)
Operating income (loss) from continuing operations	$(1,520)	$1,549	$(4,760)	$(4,731)

Three months ended December 31, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,545	$5,282	$—	$15,827
Cost of sales	(7,342)	(2,584)	—	(9,926)
Gross margin	3,203	2,698	—	5,901
Selling, general and administrative	—	—	(4,775)	(4,775)
Research and development	—	—	(259)	(259)
Operating income (loss) from continuing operations	$3,203	$2,698	$(5,034)	$867

Twelve months ended December 31, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$14,082	$16,385	$—	$30,467
Cost of sales	(11,256)	(8,381)	—	(19,637)
Gross margin	2,826	8,004	—	10,830
Selling, general and administrative	—	—	(17,191)	(17,191)
Restructuring charge	(625)	—	—	(625)
Research and development	—	—	(1,127)	(1,127)
Intangible assets abandonment	—	—	(127)	(127)
Operating income (loss) from continuing operations	$2,201	$8,004	$(18,445)	$(8,240)

Twelve months ended December 31, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$38,417	$18,118	$—	$56,535
Cost of sales	(27,382)	(9,089)	—	(36,471)
Gross margin	11,035	9,029	—	20,064
Selling, general and administrative	—	—	(18,564)	(18,564)
Research and development	—	—	(1,073)	(1,073)
Intangible assets abandonment	—	—	(317)	(317)
Operating income (loss) from continuing operations	$11,035	$9,029	$(19,954)	$110

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

For the years ended December 31,	2019	2018	2017
Revenues:
United States	$25,882	$43,887	$29,510
Foreign	4,585	12,648	15,656
	$30,467	$56,535	$45,166

As of December 31,	2019	2018
Assets:
United States	$23,460	$36,784
Foreign	8,764	14,935
	$32,224	$51,719

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$(4,340)	$896	$(7,852)	$(28)
Interest income	(19)	(3)	(41)	(6)
Income tax expense	(9)	31	14	33
Depreciation expense	166	152	810	654
Amortization expense	68	35	186	193
EBITDA	(4,134)	1,111	(6,883)	846
Intangible assets abandonment	—	—	127	317
Intangible assets abandonment (discontinued operations)	—	—	—	57
Stock compensation expense	217	98	574	233
ADJUSTED EBITDA	(3,917)	1,209	(6,182)	1,453

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.